UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/13/2006

EXACTECH, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-28240

FL	59-2603930
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2320 NW 66th Court, Gainesville, FL 32653
(Address of principal executive offices, including zip code)

352-377-1140
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On July 13, 2006, the Company's Board of Directors approved the following revision to the compensation for the Company's outside directors to take effect from July 1, 2006 onward: (a) annual compensation of $22,000 for each director; (b) an annual fee for the Chairman of the Audit Committee of $10,000; (c) an annual fee for the Chairman of the Compensation Committee of $6,000; (d) attendance fees of $1,500 per board meeting, plus reimbursement of travel expenses; (e) attendance fees of $1,000 per meeting attended by members of the Audit Committee; and (f) attendance fees of $750 per meeting attended by members of the Compensation Committee.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACTECH, INC.

Date: July 13, 2006	By:	/s/ Joel C. Phillips
Joel C. Phillips
Chief Financial Officer